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Exhibit 10.4(b)

FIRST INSTRUMENT OF AMENDMENT

        WHEREAS, J. Crew Group, Inc. (the "Corporation") maintains the J. Crew Group, Inc. 2003 Equity Incentive Plan (the "Plan");

        WHEREAS, Section 8 of the Plan provides that the Plan may be amended by the Compensation Committee of the Board of Directors of the Corporation (the "Committee") at any time, with exceptions not here material;

        WHEREAS, the Committee wishes to amend the Plan to allow the Committee the authority to determine pursuant to Section 4 thereof (in lieu of the Board of Directors) the (i) maximum number of shares of Common Stock to be reserved for issuance of Options at varying exercise prices and to be reserved for the issuance of shares of Restricted Stock out of the pool of available Common Stock available for Awards under the Plan and (ii) the Exercise Price of any Award under the Plan.

        WHEREAS, all defined terms used herein shall have the meaning set forth in the Plan unless specifically defined herein;

        NOW, THEREFORE, the Plan is hereby amended as follows.

  1.
  The reference to "Unless the Board determines otherwise" in Section 4 shall be replaced with a reference to "Unless the Committee determines otherwise".

February 25, 2004

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FIRST INSTRUMENT OF AMENDMENT